Exhibit 99.1

Orion HealthCorp Announces Strategic Initiatives; Company Files Form 10-KSB

    ATLANTA & HOUSTON--(BUSINESS WIRE)--April 28, 2005--Orion HealthCorp, Inc. (AMEX: ONH) today announced the initiation of a strategic plan designed to accelerate the Company's growth and enhance its future earnings potential. The plan focuses on the Company's strengths, which include providing billing, collections and complementary business management services to physician practices in addition to the provision of development and management services to ambulatory surgery centers. A fundamental component of Orion's plan is the selective consideration of accretive acquisition opportunities in these core business sectors. The Company will begin to divest certain non-strategic assets and use the proceeds to repay debt, provide working capital and fund growth. In addition, the Company will cease investment in business lines that do not complement the Company's strategic plan and will redirect financial resources and company personnel to areas that management believes enhances long-term growth potential. Currently, and consistent with the initiation of its strategic plan, the Company is evaluating strategic alternatives for its software services business.
    The Company does not anticipate a significant reduction of revenue as a result of the implementation of these strategic initiatives. However, Orion anticipates a reduction of over $1.45 million in annual expenses attributable to a combination of these initiatives and the consolidation of corporate functions currently duplicated at the Company's Houston and Atlanta facilities.
    The Company also announced that it had filed its Form 10-KSB today. On April 20, 2005, the Company had received a letter from the American Stock Exchange indicating that Orion was not in compliance with AMEX requirements as set forth in Section 134 and 1101 of the AMEX Guide due to the Company's failure to timely file its Form 10-KSB. The Company believes that today's filing of Form 10-KSB satisfies conditions for regaining compliance with AMEX requirements.
    In commenting on the strategic plan, Terry Bauer, Orion HealthCorp's chief executive officer, said, "Our management and Board of Directors remain committed to the integration of the businesses that were combined in December 2004 to form Orion HealthCorp. The physician services marketplace remains fragmented and underserved, and it is our objective to provide superior quality and highly valued business and management services to physicians practicing in all settings. We believe that streamlining our business will better position us for future growth and profitability."
    Keith LeBlanc, Orion HealthCorp's president, added, "Our current physician customers are our greatest asset. The simplification of our business model, as a result of the strategic initiatives we are implementing, will allow us to better serve our existing customers and better position Orion HealthCorp for future growth initiatives including joint ventures, development projects and strategic acquisitions. We believe there is substantial opportunity to expand our business by focusing on the physician practice services sector of the healthcare market."
    In addition, the Company has received a going concern opinion from its auditors with respect to its 2004 audited financial statements. "With the challenges of the restructuring and the redeployment of our operating assets, this is an appropriate opinion from our auditors," said Mr. Bauer. "As we execute our plan, we believe that our operating performance will improve and that the value of our enterprise will become evident."
    Orion HealthCorp, Inc. is a healthcare services organization resulting from a recent combination of four different operating companies. The Company provides complementary business services to physicians through three business units: SurgiCare, Inc., serving the freestanding ambulatory surgery center market; Integrated Physician Solutions, Inc., providing business services to pediatric practices and technology solutions to general and specialized medical practices; and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.
    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, 678-832-1800
             or
             Keith G. LeBlanc, 713-973-6675